         .

                                                                   EXHIBIT 23(a)


                          Independent Auditors' Consent


The Board of Directors
ONEOK, Inc.

We consent to the incorporation by reference herein of our report on the Consolidated Financial Statements of ONEOK, Inc. as of August 31, 1998 and 1997, and for each of the years in the three-year period ended August 31, 1998, which report appears in the August 31, 1998, Annual Report of Form 10-K of ONEOK, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.




                                       KPMG Peat Marwick LLP



Tulsa, Oklahoma
September 24, 1998